STOCKHOLDER VOTING AND LOCK-UP AGREEMENT

     This STOCKHOLDER VOTING AND LOCK-UP AGREEMENT (this "Agreement") is made and entered into as of March 8, 2000, by and among Travelers General Real Estate Mezzanine Investments II, LLC, a Delaware limited liability Company ("General REMI II "), and the holders of shares of class A common stock, par value $.01 per share, of Capital Trust, Inc., a Maryland corporation ("CT"), identified on Schedule A attached hereto (collectively, the "Stockholders").

                              Preliminary Statement

     A. CT and certain of its affiliates and General REMI II and certain of its Affiliates (the "CIG Parties"), propose to enter into a venture agreement, dated as of the date hereof (the "Venture Agreement"), pursuant to which, among other things, the parties thereto will co-sponsor, commit to invest capital in and manage real estate mezzanine investment opportunity funds.

     B. As of the date hereof, the Stockholders own in the aggregate 7,955,552 shares of class A common stock, par value $.01 per share, of CT ("CT Common Stock") and each Stockholder owns such number of shares of CT Common Stock as is set forth opposite its name on Schedule A attached hereto.

     C. As set forth in the Venture Agreement, the Board of Directors of CT has elected two individuals designated by the CIG Parties (the "Initial CIG Parties Designees") identified on Schedule B attached hereto as directors of CT.

     D. As a condition to the CIG Parties' willingness to enter into the Venture Agreement, the CIG Parties have requested the Stockholders to enter into this Agreement.

     E. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Venture Agreement.

     NOW, THEREFORE, to induce General REMI II to enter into, and in consideration of General REMI II entering into, the Venture Agreement, and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

912258.11

                               Voting and Lock-Up

     1. Shares Subject to Agreement. Each of the Stockholders, respectively, agrees to hold all shares of voting stock of CT registered in the Stockholder's respective name or beneficially owned by the Stockholder as of the date hereof (hereinafter collectively referred to as the "Shares") subject to, and to vote the Shares in accordance with, the provisions of this Agreement.

     2. Voting Agreement.

          (a) On each occasion at which the holders of voting stock of CT meet, or act by written consent in lieu of meeting, for the purpose of electing directors, each Stockholder shall vote all Shares for the election of each of the two individuals designated by General REMI II (the "CIG Parties Designees") in accordance with the provisions of Section 2(b) at such time as such designee stands for election to the board of directors of CT (the "CT Board").

          (b) The Stockholders who are directors of CT shall, consistent with and subject to their duties as directors under the Maryland General Corporation Law, in their capacity as directors, take such action as may reasonably be within their power to cause the CT Board to elect or nominate for election as directors the CIG Parties Designees and shall promptly provide prior written notice of the CT Board's consideration of the election or the nomination of individuals for election as directors of CT, whereupon General REMI II shall promptly provide written notice of the name(s) of the CIG Parties Designee(s) designated by them to the extent that one or more of the incumbent Initial CIG Parties Designees or CIG Parties Designees, as the case may be, is unable to stand for reelection for any reason or General REMI II intends to designate an individual to replace such designee(s) and biographical information relating to such designee(s) in a form compliant with applicable securities laws and regulations and with the charter and bylaws of CT. In the absence of such notice from General REMI II, the incumbent Initial CIG Designees or the CIG Parties Designees, as the case may be, then serving on the CT Board shall be deemed to be the CIG Parties Designees designated by General REMI II. Any Stockholder who is a director of CT shall, consistent with and subject to his duties as a director under the Maryland General Corporation Law, in his capacity as a director, recommend to the CT Board that the board nominate the CIG Parties Designees for, actively solicit stockholder proxies in favor of their, election as directors of CT.

          (c) The Stockholders shall not take, or support the taking of, any action to remove as a director any CIG Parties Designee unless General REMI II has requested that such director be removed (in which case the Stockholders shall cooperate in effecting such removal and electing a replacement). In the event that any of the CIG Parties Designees ceases to serve as a director of the Company due to death, resignation or removal of said director, then General REMI II shall submit written notice to the Stockholders designating an individual to replace said CIG Parties Designee. Any Stockholder who is a director of CT shall, consistent with and subject to his duties as a director under the

                                       2
912258.11

     Maryland General Corporation Law, in his capacity as a director, promptly recommend that the board of directors of CT elect such replacement designee as a director of CT and, when called for a vote of the CT Board, vote for such replacement designee.

          (d) On each occasion at which the holders of voting stock of CT meet, or act by written consent in lieu of meeting, for the purpose of acting on any REIT Tax Matter submitted to a vote of stockholders pursuant to Section
     2.14 of the Venture Agreement, each Stockholder shall vote all Shares in favor of such REIT Tax Matter.

          (e) On each occasion at which the holders of voting stock of CT meet, or act by written consent in lieu of meeting, for the purpose of acting on any amendment of CT's charter and amended and restated bylaws or other proposal or transaction involving CT or any of its subsidiaries, which amendment or other proposal or transaction would reasonably be expected in any manner to impede, frustrate, prevent, nullify CT's ability or obligation to consummate or effect any REIT Tax Matter, each Stockholder shall vote all Shares against any such amendment or other proposal or transaction.

          3. Termination of Voting Agreement.

          (a) The rights and obligations contained in Sections 2(a), (b) and (c) shall terminate and shall be of no further legal force and effect on the earlier of the date on which: (i) the CIG Parties no longer comply with the CIG Parties Ownership Requirement; (ii) CIG Real Estate no longer complies with the Competing Fund Restriction; (iii) if the Fund II Initial Closing shall not have occurred by no later than December 31, 2000 or any Extension Date, (a) the Unwind as set forth in the Fund I Agreement is completed or
     (b) any dissolution or liquidation of Fund I in accordance with its terms is completed; or (iv) upon the resignation of the CIG Parties Initial Board Designees as set forth in Section 2.12(e) of the Venture Agreement if the CIG Parties or the CT Parties exercise their right to terminate the Venture Agreement pursuant to such section.

          (b) The rights and obligations contained in Sections 2(d) and (e) shall terminate and shall be of no further legal force and effect on the earlier of the date on which (i) stockholders of CT shall have considered and voted upon any REIT Tax Matters presented for a vote pursuant to
     Section 2.14 of the Venture Agreement, (ii) if the Fund II Initial Closing shall not have occurred by no later than December 31, 2000 or any Extension Date, (a) the Unwind set forth in the Fund I Agreement is commenced or (b) any dissolution or liquidation of Fund I in accordance with its terms is completed, (iii) the Appraisal Procedures shall have commenced with respect to the Fair Market Value of the CIG Parties' and their Affiliates' Board Right Shares pursuant to Section 2.14 of the Venture Agreement, or (iv) upon the resignation of the CIG Parties Initial Board Designees as set forth in Section 2.12(e) of the Venture Agreement if the CIG Parties or the CT Parties exercise their right to terminate the Venture Agreement pursuant to such section.

                                       3
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          (c) The rights and obligations contained in Section 2 shall also terminate and shall be of no further legal force and effect, with respect to any Stockholder who is an employee of the Company and any Stockholder who is an affiliate of such employee, upon the date of termination of employment with the Company for any reason.

          4. Lock-Up Agreement.

          (a) Subject to Section 4(b), without the prior written consent of General REMI II, the Stockholders shall not, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option, right or warrant for the sale of, or otherwise dispose of or transfer any CT Common Stock, or any other security or other instrument which by its terms is convertible into, exercisable or exchangeable for CT Common Stock, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers in whole or in part, directly or indirectly, the economic consequence of ownership of any CT Common Stock, whether any such swap or transaction is to be settled by delivery of CT Common Stock or other securities, in cash or otherwise.

          (b) Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to prohibit any Stockholder from (i) selling or transferring at any time during the Initial Period up to a number of shares of CT Common Stock that does not exceed in the aggregate 10% of the shares of CT Common Stock owned by such Stockholder as of the date hereof ("Lock-Up Liquidity Shares"), (ii) selling or transferring during any full year period within the Restricted Period (as defined below) and thereafter a number of shares of CT Common Stock that does not exceed the cumulative Annual Percentage Limit (as defined below) ("Restricted Period Transferable Shares") plus the number of Lock-Up Liquidity Shares not transferred pursuant to the provisions of clause (i) of this Section 4(b), (iii) pledging in one or more transaction(s) up to such number of its shares of CT Common Stock to any nationally recognized financial institution as collateral for a bona fide third party loan or using up to such number of its shares of CT Common Stock as collateral for a bona fide third party margin loan with a nationally recognized financial institution or broker/dealer that is equal to the maximum number that may be pledged or margined to secure an aggregate debt obligation (loan or margin amount) that does not exceed an amount equal to the greater of: (A) 33% multiplied by the aggregate Market Value (as defined below) of the shares of CT Common Stock held by such Stockholder at that time or (B) the product of (x) the percentage obtained by dividing the number of Lock-up Liquidity Shares not transferred pursuant to clause (i) of this Section 4(b) plus the number of Restricted Period Transferable Shares accrued for transfer, but not transferred pursuant to clause (ii) of this Section 4(b), by the total number of shares of CT Common Stock held by such Stockholders as of the date hereof and (y) the aggregate Market Value of the shares of CT Common Stock held by such Stockholder at that time, or (iv) subject to Section 10, converting or exchanging shares of CT Common Stock for other securities of CT or a successor corporation or entity pursuant to any agreement or plan of recapitalization, reorganization, merger or sale of substantially all assets. The term "Annual Percentage Limit" means, with respect to any Stockholder, the product

                                       4
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

     obtained by multiplying (i) the total number of shares of CT Common Stock held by such Stockholder as of the date hereof by (ii) a fraction the numerator of which is one (1) and the denominator of which is the sum of one (1) plus the total number of full year periods contained in the Investment Period for Fund II.

          (c) For purposes of this Section 4, the following terms shall have the following meanings:

          "Closing Price" with respect to any security on any day, means the last reported sale price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE Composite Tape, or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on a national securities exchange, on the NASDAQ Stock Market of the National Association of Securities Dealers, Inc., or, if such security is not quoted or admitted to trading on such quotation system, on the principal quotation system on which such security is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors (or any committee duly authorized by the Board of Directors) for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors (or any committee duly authorized by the Board of Directors).

          "Initial Period" means the period from the date hereof until the earlier of (i) the commencement of the Investment Period for Fund II,
          (ii) December 31, 2000 or any Extension Date or (iii) the commencement of an Unwind.

          "Market Value" means the Closing Price for the CT Common Stock on the date preceding the loan or margin transaction.

          "Restricted Period" means the Investment Period for Fund II.

          5. Termination of Lock-Up Agreement.

          (a) The rights and obligations contained in Section 4 shall terminate and shall be of no further legal force and effect on the later of: (i) the later of December 31, 2000 or any Extension Date, as the case may be, if the Fund II Initial Closing shall not have occurred by no later than December 31, 2000 or any such Extension Date or (ii) if the Fund II Initial Closing has occurred, the end of the Investment Period of Fund II.

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          (b) The rights and obligations contained in Section 4 shall terminate and shall be of no further legal force and effect, with respect to any Stockholder who is an employee of the Company and any Stockholder who is an affiliate of such employee, upon the date of termination of employment with the Company for any reason.

          6. Further Assurances. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as General REMI II may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

          7. Representations and Warranties of the Stockholders. Each Stockholder represents and warrants to General REMI II as follows.

          (a) Authority. Each Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each Stockholder, and the consummation of the transactions contemplated hereby, has been duly authorized by all necessary action on the part of each Stockholder. This Agreement has been duly executed and delivered by each Stockholder and, assuming the due authorization, execution and delivery by General REMI II, constitutes a valid and binding obligation of each Stockholder enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under any provision of any trust agreement, partnership agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to any of the Stockholders or to any of the property or assets of any of the Stockholders. Except for consents, approvals, authorizations and filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the Securities Exchange Act of 1934, as amended ("Exchange Act"), no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational ("Governmental Entity"), is required by or with respect to any Stockholder in connection with the execution and delivery of this Agreement or the consummation by any Stockholder of the transactions contemplated hereby.

          (b) The Shares. The Stockholders have good and valid title to the Shares set forth opposite its name in Schedule A attached hereto, free and clear of any claims, liens, encumbrances, pledges and security interests whatsoever. The Stockholders own no shares of CT Common Stock or other shares of stock of CT, other than the Shares. Except for this Agreement and those certain stockholder approval agreements, dated as of the date

                                       6
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     hereof, by and between General REMI II and each Stockholder, no proxies or powers of attorney have been granted with respect to the Shares and no voting arrangement (including voting agreement or voting trust) has been entered into affecting the Shares that will remain in effect after the execution of this Agreement.

          (c) Venture Agreement. The Stockholders understand and acknowledge that the CIG Parties are entering into the Venture Agreement in reliance upon the Stockholders' execution and delivery of this Agreement.

     8. Representation and Warranties of General REMI II. General REMI II represents and warrants to each Stockholder as follows:

          (a) Authority. General REMI II has all requisite limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by General REMI II, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary limited liability company action on the part of General REMI II. This Agreement has been duly executed and delivered by General REMI II, assuming the due authorization, execution and delivery by each of the Stockholders, constitutes a valid and binding obligation of General REMI II enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under any provision of any charter, by-law, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to General REMI II or to any of the property or assets of any of General REMI
     II. Except for consents, approvals, authorizations and filings as may be required under the HSR Act and the Exchange Act, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to any Stockholder in connection with the execution and delivery of this Agreement or the consummation by General REMI II of the transactions contemplated hereby.

     9. Duty. Notwithstanding the covenants of Stockholders contained in Section 2, any Stockholder who is an officer or director of CT, only in his capacity as an officer or director of CT, may take any such action that is in furtherance of the exercise of his duties as an officer or director under Maryland law, and no such action in furtherance of the exercise of such duties shall be deemed to be a breach or violation of the covenants of such Stockholder contained in Section 2 and the Stockholders shall not have any liability hereunder for any such action taken in his capacity as an officer and director of CT in furtherance of the exercise of such duties.

                                       7
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     10. After Acquired Shares. In the event that, subsequent to the date of this Agreement, (i) any shares of stock or other securities of CT or another corporation or entity are issued on, or in conversion of or exchange for, any of the Shares held by the Stockholders as of the date hereof by reason of any stock dividend, stock split, consolidation of shares, reclassification or agreement or plan of merger or consolidation or sale of substantially all assets involving CT, such shares or securities shall be deemed to be Shares for all purposes of this Agreement and (ii) any shares of voting stock of CT are acquired beneficially or of record by the Stockholders, such shares of voting stock shall be deemed to be Shares for purposes of only Section 2 of this Agreement.

     11. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that General REMI II may assign, in its sole discretion, any or all of its rights and interests to Citigroup Inc. or any of its direct or indirect wholly owned subsidiaries or other entities or to Travelers Property Casualty Corp. or any of its direct or indirect wholly owned subsidiaries or other entities. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns and, in the case of any Stockholder that is an individual, the heirs, executors and administrators of such Stockholder.

     12. General Provisions.

          (a) Specific Performance. The parties agree that irreparable damage that is impossible to measure in money damages would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or any New York state court, this being in addition to any other remedy to which they are entitled at law or in equity.

          (b) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

          (c) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          (d) Notice. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, or (ii) if sent by registered or certified mail, return receipt requested, or by private courier when received; and shall be addressed to the mailing addresses as shown on the signature pages hereto, with copies as indicated below each party's address or such other address as the parties may designate in a notice delivered to the other parties hereto:

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          (e) Interpretation. When a reference is made in this Agreement to
     Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          (f) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counter parties have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

          (g) Entire Agreement; No Third-Party Beneficiaries. This Agreement together with all other agreements executed by the parties hereto on the date hereof (including the documents and instruments referred to herein),
     (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as to all matters, including but not limited, to matters of validity, construction, effect, performance and remedies, without regard to any applicable conflicts of law.

          (i) Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any party, it is in writing signed by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GENERAL REMI II:                       TRAVELERS GENERAL REAL ESTATE
                                       MEZZANINE INVESTMENTS II, LLC

                                       By:  /s/  Michael Watson
                                          ---------------------------
                                          Michael Watson
                                          Vice President


                                       Travelers General Real Estate
                                       Mezzanine Investments II, LLC
                                       205 Columbus Blvd., 9PB
                                       Hartford, Connecticut 06183-2030
                                       Attn: Duane Nelson, Esq.
                                       Real Estate Investment Number: 12833

                                       With copies to:

                                       Citigroup Investments Inc.
                                       388 Greenwich Street, 36th Floor
                                       New York, New York  10013
                                       Attn:  Mr. Michael Watson
                                       Real Estate Investment Number: 12833

                                       Loeb & Loeb LLP
                                       1000 Wilshire Boulevard, Suite 1900
                                       Los Angeles, California 90017
                                       Attn:  Andrew S. Clare, Esq.

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STOCKHOLDERS:                          JOHN R. KLOPP


                                         /s/  John R. Klopp
                                       ------------------------------
                                       John R. Klopp
                                       Capital Trust, Inc.
                                       605 Third Avenue, 26th Floor
                                       New York, New York  10016


                                       JRK INVESTMENT PARTNERSHIP LP

                                       By:  /s/  John R. Klopp
                                          ---------------------------
                                          Name:   John R. Klopp
                                          Title:  General Partner

                                       JRK Investment Partnership LP
                                       c/o Capital Trust, Inc.
                                       605 Third Avenue, 26th Floor
                                       New York, New York  10016
                                       Attn: John R. Klopp

                                       CRAIG M. HATKOFF

                                       By:  /s/  Craig M. Hatkoff
                                          ---------------------------
                                          Craig M. Hatkoff
                                          Capital Trust, Inc.
                                          605 Third Avenue, 26th Floor
                                          New York, New York  10016


                                       CMH INVESTMENT PARTNERSHIP LP

                                       By:  /s/  Craig M. Hatkoff
                                          ---------------------------
                                          Name:   Craig M. Hatkoff
                                          Title:  General Partner

                                       CMH Investment Partnership LP
                                       c/o Capital Trust, Inc.
                                       605 Third Avenue, 26th Floor
                                       New York, New York  10016
                                       Attn: Craig M. Hatkoff

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                                      VEQTOR FINANCE COMPANY, L.L.C.

                                      By: Zell General Partnership, Inc.,
                                          its managing member

                                          By:  /s/  Donald J. Liebentritt
                                             ------------------------
                                             Name:  Donald J. Liebentritt
                                             Title: Vice President

                                      Veqtor Finance Company, L.L.C.
                                      c/o Equity Group Investments, L.L.C.
                                      Two North Riverside Plaza
                                      Chicago, Illinois  60606

                                      SAMSTOCK, L.L.C.

                                      By: Zell General Partnership, Inc.,
                                          its managing member

                                          By: Zell General Partnership, Inc.,
                                              its managing partner

                                              By:  /s/  Donald J. Liebentritt
                                                 --------------------
                                                 Name:  Donald J. Liebentritt
                                                 Title: Vice President

                                      Samstock, L.L.C.
                                      c/o Equity Group Investments, L.L.C.
                                      Two North Riverside Plaza
                                      Chicago, Illinois  60606


                                      With copies, in the case of
                                      each stockholder, to:

                                      Capital Trust, Inc.
                                      605 Third Avenue, 26th Floor
                                      New York, New York  10016
                                      Attn:  Mr. John Klopp

                                      Battle Fowler LLP
                                      75 East 55th Street
                                      New York, New York  10022
                                      Attn:  Thomas E. Kruger, Esq.

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

SCHEDULE A

                                                Number of Shares of CT
                           Name                       Common Stock
                           ----                 -----------------------

John R. Klopp                                            10,000
JRK Investment Partnership LP                         2,330,132
Craig M. Hatkoff                                         18,000
CMH Investment Partnership LP                         2,330,132
Veqtor Finance Company L.L.C.                         3,192,288
Samstock, L.L.C.                                         75,000

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SCHEDULE B

Marc Weill
Michael Watson

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912258.11